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                                 EXHIBIT 10.24

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                           NON-COMPETITION AGREEMENT


          THIS AGREEMENT made the 14th day of October, 1987

     BETWEEN

               TERENCE H. MATTHEWS,
               of the City of Kanata,
               in the Province of Ontario

               (hereinafter called the "Matthews")

     AND

               NEWBRIDGE NETWORKS CORPORATION,
               a corporation incorporated pursuant to the Canada
               Business Corporations Act having its registered office at 1501 Baxter Road, Ottawa, Ontario

               (hereinafter called the "Corporation").

          WHEREAS Matthews owns or controls a majority of the outstanding voting shares in the capital of the Corporation; and

          WHEREAS it is a condition of the proposed sale of Series A Preferred Shares of the Corporation to certain investors that Matthews execute and deliver this Agreement to the Corporation at the time of the closing of the share purchase transaction contemplated by such sale;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and sum of $2.00 now paid by each party to the other (the receipt of which is hereby acknowledged by each of the parties) the parties hereto hereby respectively covenant and agree as follows:

1.        Matthews covenants and agrees with the Corporation that:

          (a) he will not at any time while an officer, employee or shareholder of the Corporation or its affiliates (the "Group Companies") or at any time within a

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          period of two years thereafter either solely or jointly with any person, directly or indirectly, carry on or be engaged or concerned or interested or in any way assist in any of the Territories (as hereinafter defined) in the manufacture, leasing, distribution or sale of any goods or the supply of any services substantially similar to or competing with any goods or services which have been manufactured, leased, distributed, sold or supplied in the normal course of the business by any of the Group Companies except as a shareholder holding less than 5.5% of the outstanding shares of any corporation offering its shares to the public;

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(b)       the Territories to which paragraph I (a) shall apply are:

               (i)    within the Province of Ontario;

               (ii)   within Canada,

               (iii)  within North America; and

               (iv) within any municipality, city or town, as the case may be, within which any person, firm, corporation or other entity which is or has been a customer of the Corporation at any time within two years preceding the date on which this Agreement terminates, carries on business;

          (c) he will not at any time while an officer, employee or shareholder of any of the Group Companies or at any time within a period of two years thereafter, either on his own account or as agent of any person, canvass or solicit or accept orders for any goods or services similar to or competing with any goods or services which have been leased, sold or supplied in the normal course of the business by any of the Group Companies or induce or endeavour to induce any such person to cease being a customer of any of the Group Companies; and

          (d) he will not at any time while an officer, employee or shareholder of any of the Group Companies or at any time within a period of two years thereafter, either on his own account or as agent of any person, canvass or solicit for employment any person who is, or has been an employee of any of the Group Companies or endeavour to induce any such person to cease being an employee of any of the Group

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               Companies.

          2. Any notice or other instrument required or permitted to be given to Matthews hereunder shall be in writing and may be given by delivering the same addressed to Matthews at 7 Oakeswood #3, Kanata, Ontario. Any notice or other instrument required or permitted to be given to the Corporation hereunder shall be in writing and may be given by delivering the same addressed to the Corporation at 1051 Baxter Road, Ottawa, Ontario. Any notice or other instrument aforesaid if delivered shall be deemed to have been given or made on the date on which it was delivered. Matthews or the Corporation may change his or its address for service from time to time by notice given in accordance with the foregoing.

          3. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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     4.   This Agreement is not assignable by either party hereto without the prior written consent of the other.

     5. If any covenant or provision in this Agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision hereof and Matthews hereby agrees that all such covenants and provisions are reasonable and valid and hereby waives all defences to the strict enforcement thereof by the

               IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

     SIGNED, SEALED & DELIVERED    )
          in the presence of:      )
                                   )
                                   )    /s/ Terence H. Matthews
                                        -----------------------

                                        NEWBRIDGE NETWORKS CORPORATION

                                        Per:  /s/ Terence H. Matthews
                                        -----------------------------

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